SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2007

YUM! Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-13163	13-3951308
(Commission File Number)	(I.R.S. Employer Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of Principal Executive Offices)	(Zip Code)

(502) 874-8300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (Registration No. 333-133097) declared effective by the Securities and Exchange Commission on April 7, 2006 relating to $600,000,000 aggregate principal amount of 6.25% Senior Notes due March 15, 2018 and $600,000,000 aggregate principal amount of 6.875% Senior Notes due November 15, 2037 of YUM! Brands, Inc.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

1.1

Underwriting Agreement, dated October 16, 2006, between YUM! Brands, Inc. and Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., acting severally on behalf of themselves and the other Underwriters named therein.

4.1

Officers’ Certificate establishing the 6.25% Senior Notes due March 15, 2018 and the 6.875% Senior Notes due November 15, 2037 as separate series of senior debt securities under the Indenture, dated as of May 1, 1998 between YUM! Brands, Inc. and The Bank of New York Trust Company, N.A. (as successor in interest to J. P. Morgan Trust Company, National Association).

4.2	Form of 6.25% Senior Note due March 15, 2018 (included in Exhibit 4.1).

4.3	Form of 6.875% Senior Note due November 15, 2037 (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.

October 19, 2007	By:	/s/ R. Scott Toop
Name: R. Scott Toop
Title: Vice President and Associate
General Counsel